Exhibit 99.1

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

THIRD QUARTER 2009

(UNAUDITED)

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

THIRD QUARTER 2009

(UNAUDITED)

Page
Consolidated Results:
Income Statement	1
Balance Sheet	2
Capital Ratios	2
Average Balance Sheet	3-4
Net Interest Margin	5
Loans and Loans Held for Sale	6
Accruing Loans Past Due	7
Allowances for Credit Losses	8
Nonperforming Assets	9-10
Business Segment Results:
Business Segment Descriptions	11
Summary of Earnings and Revenue	12
Period-end Employees	12
Retail Banking	13-14
Corporate & Institutional Banking	15
Asset Management Group	16
Residential Mortgage Banking	17
Global Investment Servicing	18
Distressed Assets Portfolio	19
Glossary of Terms	20-23

The information contained in this Financial Supplement is preliminary, unaudited and based on data available on October 22, 2009. We have reclassified certain prior period amounts to be consistent with the current period presentation. This information speaks only as of the particular date or dates included in the schedules. We do not undertake any obligation to, and disclaim any duty to, correct or update any of the information provided in this Financial Supplement. Our future financial performance is subject to risks and uncertainties as described in our United States Securities and Exchange Commission (“SEC”) filings.

National City Corporation Acquisition

On December 31, 2008, we acquired National City Corporation (“National City”). The accompanying period-end balance sheet includes National City’s assets and liabilities beginning December 31, 2008. Our average balance sheet and income statement includes National City’s balances beginning January 1, 2009. Other financial information reported follows this same convention except that period-end disclosures in the business segment portions of this Financial Supplement do not include National City at December 31, 2008 unless otherwise noted.

During the first nine months of 2009, additional information was obtained about the fair value of assets acquired and liabilities assumed as of December 31, 2008 which resulted in adjustments to the initial purchase price allocation. Most significantly, additional information was obtained on the credit quality of certain loans as of the acquisition date which resulted in additional fair value writedowns on acquired impaired loans. Adjustments to the purchase price allocation are summarized in the table below. Further modifications to the purchase price allocation may occur, resulting in the recognition of goodwill and liabilities during the fourth quarter.

National City Acquisition - Summary Purchase Price Allocation

Nine months ended September 30, 2009 - in billions
Excess of fair value of adjusted net assets acquired over purchase price - December 31, 2008	$(1.3)
Additional fair value marks and other adjustments on acquired loans - December 31, 2008	2.0
Other adjustments, net	(0.3)
Excess of purchase price over fair value of adjusted net assets acquired - September 30, 2009	$0.4

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 1

Consolidated Income Statement (Unaudited)

	Three months ended					Nine months ended
In millions, except per share data	September 30 2009 (a)	June 30 2009 (a)	March 31 2009 (a)	December 31 2008	September 30 2008	September 30 2009 (a)	September 30 2008
Interest Income
Loans	$2,091	$2,203	$2,465	$993	$1,024	$6,759	$3,145
Investment securities	684	672	689	476	447	2,045	1,270
Other	113	126	106	74	103	345	355
Total interest income	2,888	3,001	3,260	1,543	1,574	9,149	4,770
Interest Expense
Deposits	387	474	546	333	340	1,407	1,152
Borrowed funds	279	345	409	218	234	1,033	787
Total interest expense	666	819	955	551	574	2,440	1,939
Net interest income	2,222	2,182	2,305	992	1,000	6,709	2,831
Noninterest Income
Fund servicing	194	193	199	209	233	586	695
Asset management	242	208	189	97	180	639	589
Consumer services	330	329	316	151	153	975	472
Corporate services	252	264	245	157	198	761	547
Residential mortgage	207	245	431			883
Service charges on deposits	248	242	224	101	97	714	271
Net gains on sales of securities	168	182	56	2	55	406	104
Net other-than-temporary impairments	(129)	(155)	(149)	(174)	(129)	(433)	(138)
Other	314	297	55	141	(133)	666	143
Total noninterest income	1,826	1,805	1,566	684	654	5,197	2,683
Total revenue	4,048	3,987	3,871	1,676	1,654	11,906	5,514
Provision for credit losses	914	1,087	880	990	190	2,881	527
Noninterest Expense
Personnel	1,158	1,174	1,088	494	569	3,420	1,660
Occupancy	181	190	188	94	89	559	274
Equipment	188	194	198	92	91	580	267
Marketing	58	59	57	31	38	174	94
Other	794	1,041	797	418	344	2,632	974
Total noninterest expense	2,379	2,658	2,328	1,129	1,131	7,365	3,269
Income (loss) before income taxes and noncontrolling interests	755	242	663	(443)	333	1,660	1,718
Income taxes (benefit)	196	35	133	(197)	74	364	558
Net income (loss)	559	207	530	(246)	259	1,296	1,160
Less: Net income (loss) attributable to noncontrolling interests	(20)	9	4	2	11	(7)	30
Preferred stock dividends	99	119	51	21		269
Preferred stock discount accretion	13	14	15			42
Net income (loss) attributable to common shareholders	$467	$65	$460	$(269)	$248	$992	$1,130
Earnings (Loss) Per Common Share
Basic	$1.01	$.14	$1.04	$(.77)	$.72	$2.19	$3.28
Diluted	$1.00	$.14	$1.03	$(.77)	$.70	$2.17	$3.23
Average Common Shares Outstanding
Basic	460	451	443	348	345	451	343
Diluted	461	453	444	349	347	452	345
Efficiency	59%	67%	60%	67%	68%	62%	59%

Noninterest income to total revenue	45%	45%	40%	41%	40%	44%	49%

Effective income tax rate (b)	26.0%	14.5%	20.1%	44.5%	22.2%	21.9%	32.5%

(a)	Includes the impact of National City, which we acquired on December 31, 2008.
(b)	The effective income tax rates are generally lower than the statutory rate due to the relationship of pretax income to tax credits and earnings that are not subject to tax. The higher effective tax rate for the fourth quarter of 2008 resulted from the net loss in that period.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 2

Consolidated Balance Sheet (Unaudited)

In millions, except par value	September 30 2009 (a)	June 30 2009 (a)	March 31 2009 (a)	December 31 2008 (a)	September 30 2008
Assets
Cash and due from banks	$3,426	$3,797	$3,576	$4,471	$3,060
Federal funds sold and resale agreements (b)	2,427	1,814	1,554	1,856	1,826
Trading securities	2,075	1,925	1,087	1,725	2,273
Interest-earning deposits with banks	1,129	10,190	14,783	14,859	329
Other short-term investments	925	894	807	1,025	264
Loans held for sale (b)	3,509	4,662	4,045	4,366	1,922
Investment securities	54,413	49,969	46,253	43,473	31,031
Loans (b)	160,608	165,009	171,373	175,489	75,184
Allowance for loan and lease losses	(4,810)	(4,569)	(4,299)	(3,917)	(1,053)
Net loans	155,798	160,440	167,074	171,572	74,131
Goodwill	9,286	9,206	8,855	8,868	8,829
Other intangible assets	3,448	3,684	3,323	2,820	1,092
Equity investments	8,684	8,168	8,215	8,554	6,735
Other (b)	26,287	25,005	26,850	27,492	14,118
Total assets	$271,407	$279,754	$286,422	$291,081	$145,610

Liabilities
Deposits
Noninterest-bearing	$43,025	$41,806	$40,610	$37,148	$19,255
Interest-bearing	140,784	148,633	154,025	155,717	65,729
Total deposits	183,809	190,439	194,635	192,865	84,984
Borrowed funds
Federal funds purchased and repurchase agreements	3,996	3,921	4,789	5,153	7,448
Federal Home Loan Bank borrowings	11,953	14,777	16,985	18,126	10,466
Bank notes and senior debt	12,424	13,292	13,828	13,664	5,792
Subordinated debt	10,501	10,383	10,694	11,208	5,192
Other	3,036	2,308	2,163	4,089	3,241
Total borrowed funds	41,910	44,681	48,459	52,240	32,139
Allowance for unfunded loan commitments and letters of credit	324	319	328	344	127
Accrued expenses	3,592	3,651	3,340	3,949	2,650
Other	10,109	11,197	11,004	14,035	9,422
Total liabilities	239,744	250,287	257,766	263,433	129,322

Equity
Preferred stock (c)
Common stock - $5 par value
Authorized 800 shares, issued 469, 468, 452, 452, and 357 shares	2,348	2,342	2,261	2,261	1,787
Capital surplus - preferred stock	7,960	7,947	7,933	7,918	493
Capital surplus - common stock and other	8,860	8,783	8,284	8,328	2,884
Retained earnings (d)	12,179	11,758	11,738	11,461	11,959
Accumulated other comprehensive loss (d)	(1,947)	(3,101)	(3,289)	(3,949)	(2,230)
Common stock held in treasury at cost: 8, 7, 7, 9, and 9 shares	(472)	(435)	(450)	(597)	(675)
Total shareholders’ equity	28,928	27,294	26,477	25,422	14,218
Noncontrolling interests	2,735	2,173	2,179	2,226	2,070
Total equity	31,663	29,467	28,656	27,648	16,288
Total liabilities and equity	$271,407	$279,754	$286,422	$291,081	$145,610
Capital Ratios (e)
Tier 1 risk-based	10.8%	10.5%	10.0%	9.7%	8.2%
Tier 1 common	5.5	5.3	4.9	4.8	5.7
Total risk-based	14.3	14.1	13.6	13.2	11.9
Leverage	9.6	9.1	8.9	17.5	7.2

(a)	Includes the impact of National City, which we acquired on December 31, 2008. In accordance with GAAP, the National City balances were reflected at fair value as of the acquisition date.
(b)	Amounts include items for which PNC has elected the fair value option. Our third quarter 2009 Form 10-Q will include additional information regarding these Consolidated Balance Sheet line items.
(c)	Par value less than $.5 million at each date.
(d)	Retained earnings at January 1, 2009 was increased $110 million representing the after-tax noncredit portion of other-than-temporary impairment losses recognized in net income during 2008 that has been reclassified to accumulated other comprehensive loss.
(e)	The capital ratios as of September 30, 2009 are estimated.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 3

Average Consolidated Balance Sheet (Unaudited)

	Three months ended					Nine months ended
In millions	September 30 2009 (a)	June 30 2009 (a)	March 31 2009 (a)	December 31 2008	September 30 2008	September 30 2009 (a)	September 30 2008
Assets
Interest-earning assets:
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	$20,838	$21,007	$23,065	$11,994	$10,744	$21,628	$9,334
Nonagency	11,553	12,520	13,140	11,963	12,180	12,399	12,086
Commercial mortgage-backed	5,052	4,624	4,252	5,428	5,863	4,645	5,747
Asset-backed	1,911	1,985	2,031	2,768	3,522	1,975	3,246
US Treasury and government agencies	6,026	4,185	1,222	32	32	3,829	56
State and municipal	1,367	1,366	1,334	1,070	798	1,356	661
Other debt	1,647	1,012	684	320	266	1,118	187
Corporate stocks and other	388	386	457	358	411	410	430
Total securities available for sale	48,782	47,085	46,185	33,933	33,816	47,360	31,747
Securities held to maturity (b)	4,286	3,860	3,402	1,596		3,853
Total investment securities	53,068	50,945	49,587	35,529	33,816	51,213	31,747

Loans
Commercial	58,457	63,570	67,232	33,062	31,356	63,054	30,665
Commercial real estate	24,491	25,418	25,622	9,582	9,560	25,173	9,296
Equipment lease financing	6,045	6,191	6,406	2,563	2,573	6,213	2,568
Consumer	52,066	51,878	52,618	21,645	20,984	52,185	20,149
Residential mortgage	20,847	21,831	21,921	8,597	8,875	21,529	9,158
Total loans	161,906	168,888	173,799	75,449	73,348	168,154	71,836
Loans held for sale	3,696	4,757	4,521	1,915	2,146	4,322	2,698
Federal funds sold and resale agreements	2,417	1,726	1,610	1,591	2,736	1,921	2,768
Other	14,607	16,870	14,728	3,135	3,700	15,400	4,382
Total interest-earning assets	235,694	243,186	244,245	117,619	115,746	241,010	113,431
Noninterest-earning assets:
Allowance for loan and lease losses	(4,264)	(4,385)	(4,095)	(1,084)	(1,012)	(4,248)	(922)
Cash and due from banks	3,547	3,558	3,832	2,293	2,779	3,645	2,844
Other	39,071	38,496	36,870	24,281	25,486	38,153	26,301
Total assets	$274,048	$280,855	$280,852	$143,109	$142,999	$278,560	$141,654

(a)	Includes the impact of National City, which we acquired on December 31, 2008.
(b)	Primarily consists of commercial mortgage-backed and asset-backed securities.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 4

Average Consolidated Balance Sheet (Unaudited) (Continued)

	Three months ended					Nine months ended
In millions	September 30 2009 (a)	June 30 2009 (a)	March 31 2009 (a)	December 31 2008	September 30 2008	September 30 2009 (a)	September 30 2008
Liabilities and Equity
Interest-bearing liabilities:
Interest-bearing deposits
Money market	$56,662	$55,464	$52,828	$29,450	$28,075	$54,999	$27,012
Demand	23,874	23,629	22,156	10,252	9,958	23,225	9,845
Savings	6,652	6,678	6,266	2,668	2,751	6,534	2,730
Retail certificates of deposit	53,468	57,357	57,970	16,767	16,456	56,249	16,600
Other time	2,841	5,259	10,670	4,798	4,393	6,228	4,298
Time deposits in foreign offices	3,356	3,348	3,832	4,748	5,141	3,510	5,093
Total interest-bearing deposits	146,853	151,735	153,722	68,683	66,774	150,745	65,578
Borrowed funds
Federal funds purchased and repurchase agreements	4,422	4,283	5,016	5,979	7,870	4,571	7,646
Federal Home Loan Bank borrowings	12,996	15,818	17,097	9,710	9,660	15,288	9,167
Bank notes and senior debt	12,542	13,688	13,384	5,120	5,772	13,202	6,380
Subordinated debt	10,214	10,239	10,439	5,090	5,088	10,297	4,957
Other	2,806	2,170	1,944	4,087	3,758	2,310	3,620
Total borrowed funds	42,980	46,198	47,880	29,986	32,148	45,668	31,770
Total interest-bearing liabilities	189,833	197,933	201,602	98,669	98,922	196,413	97,348
Noninterest-bearing liabilities and equity:
Demand and other noninterest-bearing deposits	41,816	40,965	38,489	18,809	18,193	40,436	17,935
Allowance for unfunded loan commitments and letters of credit	319	328	344	127	124	330	137
Accrued expenses and other liabilities	11,489	11,990	11,872	10,634	9,396	11,782	9,831
Equity	30,591	29,639	28,545	14,870	16,364	29,599	16,403
Total liabilities and equity	$274,048	$280,855	$280,852	$143,109	$142,999	$278,560	$141,654

Supplemental Average Balance Sheet Information (Unaudited)

Deposits and Common Shareholders’ Equity
Interest-bearing deposits	$146,853	$151,735	$153,722	$68,683	$66,774	$150,745	$65,578
Demand and other noninterest-bearing deposits	41,816	40,965	38,489	18,809	18,193	40,436	17,935
Total deposits	$188,669	$192,700	$192,211	$87,492	$84,967	$191,181	$83,513

Transaction deposits	$122,352	$120,058	$113,473	$58,511	$56,226	$118,660	$54,792

Common shareholders’ equity	$20,391	$19,527	$18,405	$12,205	$13,838	$19,448	$14,209

(a)	Includes the impact of National City, which we acquired on December 31, 2008.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 5

Details of Net Interest Margin (Unaudited)

	Three months ended					Nine months ended
Net Interest Margin (a)	September 30 2009 (b)	June 30 2009 (b)	March 31 2009 (b)	December 31 2008	September 30 2008	September 30 2009 (b)	September 30 2008
Average yields/rates
Yield on interest-earning assets
Loans	5.12%	5.22%	5.72%	5.22%	5.53%	5.36%	5.82%
Investment securities	5.20	5.32	5.59	5.39	5.32	5.36	5.36
Other	2.18	2.14	2.10	4.43	4.85	2.14	4.92
Total yield on interest-earning assets	4.88	4.94	5.38	5.22	5.42	5.07	5.61
Rate on interest-bearing liabilities
Deposits	1.04	1.25	1.44	1.92	2.02	1.25	2.34
Borrowed funds	2.57	2.97	3.42	2.86	2.85	3.00	3.26
Total rate on interest-bearing liabilities	1.39	1.65	1.91	2.21	2.29	1.65	2.64
Interest rate spread	3.49	3.29	3.47	3.01	3.13	3.42	2.97
Impact of noninterest-bearing sources	.27	.31	.34	.36	.33	.30	.37
Net interest margin	3.76%	3.60%	3.81%	3.37%	3.46%	3.72%	3.34%

(a)	Calculated as annualized taxable-equivalent net interest income divided by average earning assets. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all earning assets in calculating net interest margins, in this table we use net interest income on a taxable-equivalent basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under GAAP in the Consolidated Income Statement. The taxable-equivalent adjustments to net interest income for the nine months ended September 30, 2009 and September 30, 2008 were $47 million and $28 million, respectively. The taxable-equivalent adjustments to net interest income for the three months ended September 30, 2009, June 30, 2009, March 31, 2009, December 31, 2008, and September 30, 2008 were $16 million, $16 million, $15 million, $8 million, and $9 million, respectively.
(b)	Includes the impact of National City, which we acquired on December 31, 2008, including fair value yield and rate paid adjustments associated with purchase accounting.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 6

Details of Loans (Unaudited)

In millions	September 30 2009 (a)	June 30 2009 (a)	March 31 2009 (a)	December 31 2008 (a)	September 30 2008
Commercial
Retail/wholesale	$9,404	$10,141	$11,226	$11,482	$6,223
Manufacturing	10,639	11,595	12,796	13,263	5,793
Other service providers	8,364	8,491	8,674	9,038	4,037
Real estate related (b)	7,854	8,346	8,926	9,107	6,308
Financial services	4,422	5,078	5,050	5,194	1,730
Health care	2,888	3,045	3,079	3,201	1,683
Other	13,357	13,898	15,446	17,935	6,864
Total commercial	56,928	60,594	65,197	69,220	32,638
Commercial real estate
Real estate projects	16,112	16,542	16,830	17,176	6,617
Commercial mortgage	7,952	8,323	8,590	8,560	3,047
Total commercial real estate	24,064	24,865	25,420	25,736	9,664
Equipment lease financing	6,283	6,092	6,300	6,461	2,613
TOTAL COMMERCIAL LENDING	87,275	91,551	96,917	101,417	44,915
Consumer
Home equity
Lines of credit	24,272	24,373	24,112	24,024	7,619
Installment	12,098	12,346	12,934	14,252	7,273
Education	6,370	5,340	5,127	4,211	2,672
Automobile	1,988	1,784	1,737	1,667	1,606
Credit card and other unsecured lines of credit	3,533	3,261	3,148	3,163	511
Other	4,614	4,833	4,910	5,172	1,831
Total consumer	52,875	51,937	51,968	52,489	21,512
Residential real estate
Residential mortgage	18,469	19,342	19,661	18,783	8,356
Residential construction	1,989	2,179	2,827	2,800	401
Total residential real estate	20,458	21,521	22,488	21,583	8,757
TOTAL CONSUMER LENDING	73,333	73,458	74,456	74,072	30,269
Total (c)	$160,608	$165,009	$171,373	$175,489	$75,184

(a) Includes the impact of National City, which we acquired on December 31, 2008. (b) Includes loans to customers in the real estate and construction industries.
(c) Includes purchased impaired loans related to National City, adjusted to reflect additional loan impairments effective December 31, 2008.	$11,064	$12,289	$12,560	$12,709

Details of Loans Held for Sale (Unaudited)

In millions	September 30 2009 (a)	June 30 2009 (a)	March 31 2009 (a)	December 31 2008 (a)	September 30 2008
Commercial mortgage	$1,810	$1,531	$1,648	$2,148	$1,505
Residential mortgage	1,552	2,886	2,244	1,962	99
Other	147	245	153	256	318
Total	$3,509	$4,662	$4,045	$4,366	$1,922

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 7

Accruing Loans Past Due (Unaudited)

Accruing Loans Past Due 30 To 89 Days (a) (b)

	Amount				Percent of Total Outstandings
Dollars in millions	Sept. 30 2009	June 30 2009	March 31 2009	Dec. 31 2008	Sept. 30 2009	June 30 2009	March 31 2009	Dec. 31 2008
Commercial	$633	$640	$741	$489	1.13%	1.07%	1.16%	.72%
Commercial real estate	743	654	398	400	3.34	2.85	1.70	1.68
Equipment lease financing	50	52	69	74	.80	.85	1.10	1.15
Consumer	444	401	421	451	.90	.83	.87	.93
Residential real estate	510	448	507	506	3.29	2.83	3.01	3.23
Total (c)	$2,380	$2,195	$2,136	$1,920	1.59%	1.44%	1.34%	1.18%

Accruing Loans Past Due 90 Days Or More (a) (b)

	Amount				Percent of Total Outstandings
Dollars in millions	Sept. 30 2009	June 30 2009	March 31 2009	Dec. 31 2008	Sept. 30 2009	June 30 2009	March 31 2009	Dec. 31 2008
Commercial	$196	$153	$80	$90	.35%	.26%	.12%	.13%
Commercial real estate	184	104	61	52	.83	.45	.26	.22
Equipment lease financing	3	6		2	.05	.10		.03
Consumer	216	198	183	154	.44	.41	.38	.32
Residential real estate	276	582	177	97	1.78	3.68	1.05	.62
Total (d)	$875	$1,043	$501	$395	.59%	.68%	.32%	.24%

(a)	Excludes loans that are government insured/guaranteed, primarily residential mortgages.
(b)	Excludes loans acquired from National City that were impaired. These loans are excluded as they were recorded at estimated fair value when acquired and are currently considered performing loans due to the accretion of interest in purchase accounting.
(c)	Includes loans acquired from National City of $1.7 billion at September 30, 2009, $1.6 billion at June 30, 2009, $1.4 billion at March 31, 2009 and $1.3 billion at December 31, 2008.
(d)	Includes loans acquired from National City of $0.6 billion at September 30, 2009, $0.8 billion at June 30, 2009, $0.3 billion at March 31, 2009 and $0.2 billion at December 31, 2008.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 8

Allowances for Loan and Lease Losses and Unfunded Loan Commitments and Letters of Credit, and Net Unfunded Commitments (Unaudited) Change in Allowance for Loan and Lease Losses

Three months ended - in millions	September 30 2009	June 30 2009	March 31 2009	December 31 2008	September 30 2008
Beginning balance	$4,569	$4,299	$3,917	$1,053	$988
Charge-offs:
Commercial	(323)	(364)	(209)	(109)	(51)
Commercial real estate	(20)	(124)	(106)	(70)	(60)
Equipment lease financing	(42)	(50)	(23)	(1)	1
Consumer	(257)	(289)	(148)	(43)	(39)
Residential real estate	(96)	(54)	(26)	(4)	(2)
Total charge-offs	(738)	(881)	(512)	(227)	(151)
Recoveries:
Commercial	42	36	16	13	21
Commercial real estate	8	10	5	3	4
Equipment lease financing	7	5	5
Consumer	23	28	27	4	4
Residential real estate	8	7	28
Total recoveries	88	86	81	20	29
Net charge-offs:
Commercial	(281)	(328)	(193)	(96)	(30)
Commercial real estate	(12)	(114)	(101)	(67)	(56)
Equipment lease financing	(35)	(45)	(18)	(1)	1
Consumer	(234)	(261)	(121)	(39)	(35)
Residential real estate	(88)	(47)	2	(4)	(2)
Total net charge-offs	(650)	(795)	(431)	(207)	(122)
Provision for credit losses (a)	914	1,087	880	990	190
Acquired allowance - National City	(18)	(31)	(83)	2,224
Net change in allowance for unfunded loan commitments and letters of credit (b)	(5)	9	16	(143)	(3)
Ending balance	$4,810	$4,569	$4,299	$3,917	$1,053
Supplemental Information
Net charge-offs to average loans (for the three months ended) (annualized)	1.59%	1.89%	1.01%	1.09%	.66%
Allowance for loan and lease losses to total loans	2.99	2.77	2.51	2.23	1.40

Commercial lending net charge-offs	$(328)	$(487)	$(312)	$(164)	$(85)
Consumer lending net charge-offs	(322)	(308)	(119)	(43)	(37)
Total net charge-offs	$(650)	$(795)	$(431)	$(207)	$(122)

Net charge-offs to average loans
Commercial lending	1.46%	2.05%	1.27%	1.44%	.78%
Consumer lending	1.75	1.68	.65	.57	.49

(a)	Fourth quarter of 2008 includes integration costs (conforming provision for credit losses) of $504 million related to National City.
(b)	Fourth quarter of 2008 includes $154 million related to the National City conforming provision for credit losses.

Change in Allowance for Unfunded Loan Commitments and Letters of Credit

Three months ended - in millions	September 30 2009	June 30 2009	March 31 2009	December 31 2008	September 30 2008
Beginning balance	$319	$328	$344	$127	$124
Acquired allowance - National City				74
Net change in allowance for unfunded loan commitments and letters of credit	5	(9)	(16)	143	3
Ending balance	$324	$319	$328	$344	$127

Net Unfunded Commitments In millions	September 30 2009 (c)	June 30 2009 (c)	March 31 2009 (c)	December 31 2008 (c)	September 30 2008
Net unfunded commitments	$102,770	$103,058	$102,821	$104,888	$57,094

(c)	Includes the impact of National City, which we acquired on December 31, 2008.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 9

Details of Nonperforming Assets (Unaudited)

Nonperforming Assets by Type

In millions	September 30 2009 (a)	June 30 2009 (a)	March 31 2009 (a)	December 31 2008 (a)	September 30 2008
Nonperforming loans
Commercial
Retail/wholesale	$219	$171	$149	$88	$72
Manufacturing	387	410	334	141	45
Other service providers	348	243	224	114	76
Real estate related (b)	396	322	226	151	92
Financial services	200	58	58	23	15
Health care	48	89	104	37	8
Other	232	157	119	22	5
Total commercial	1,830	1,450	1,214	576	313
Commercial real estate
Real estate projects	1,637	1,426	1,012	659	391
Commercial mortgage	235	230	200	107	49
Total commercial real estate	1,872	1,656	1,212	766	440
Equipment lease financing	164	120	121	97	3
TOTAL COMMERCIAL LENDING	3,866	3,226	2,547	1,439	756
Consumer
Home equity	207	164	75	66	22
Other	25	34	24	4	3
Total consumer	232	198	99	70	25
Residential real estate
Residential mortgage	790	663	299	139	60
Residential construction	238	69	15	14
Total residential real estate	1,028	732	314	153	60
TOTAL CONSUMER LENDING	1,260	930	413	223	85
Total nonperforming loans (c)	5,126	4,156	2,960	1,662	841
Foreclosed and other assets
Commercial lending	145	113	93	50	5
Consumer lending	373	387	465	469	29
Total foreclosed and other assets	518	500	558	519	34
Total nonperforming assets	$5,644	$4,656	$3,518	$2,181	$875
Nonperforming loans to total loans	3.19%	2.52%	1.73%	.95%	1.12%
Nonperforming assets to total loans and foreclosed and other assets	3.50	2.81	2.05	1.24	1.16
Nonperforming assets to total assets	2.08	1.66	1.23	.75	.60
Allowance for loan and lease losses to nonperforming loans	94	110	145	236	125

(a)	Amounts at September 30, 2009, June 30, 2009, March 31, 2009 and December 31, 2008 include $3.1 billion, $2.2 billion, $1.6 billion and $738 million, respectively, of nonperforming assets related to National City, excluding those loans that we impaired.
(b)	Includes loans related to customers in the real estate and construction industries.
(c)	Total nonperforming loans include troubled debt restructured loans of $230 million at September 30, 2009 and $127 million at June 30, 2009.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 10

Details of Nonperforming Assets (Unaudited) (Continued)

Change in Nonperforming Assets

In millions
January 1, 2009	$2,181
Transferred in	6,458
Charge-offs/valuation adjustments	(1,230)
Principal activity including payoffs	(828)
Returned to performing	(371)
Sales	(566)
September 30, 2009	$5,644

Largest Individual Nonperforming Assets at September 30, 2009 (a)

In millions
Ranking	Outstandings	Industry
1	$99	Finance
2	42	Finance
3	33	Real Estate
4	32	Real Estate
5	32	Real Estate
6	28	Real Estate
7	27	Finance
8	25	Manufacturing
9	24	Real Estate
10	24	Real Estate
Total	$366
As a percent of total nonperforming assets			6%

(a)	Amounts shown are not net of related allowance for loan and lease losses, if applicable.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 11

Business Segment Descriptions (Unaudited)

Retail Banking provides deposit, lending, brokerage, trust, investment management and cash management services to consumer and small business customers within our primary geographic markets. Our customers are serviced through our branch network, call centers and the internet. The branch network is located primarily in Pennsylvania, Ohio, New Jersey, Michigan, Maryland, Illinois, Indiana, Kentucky, Florida, Missouri, Virginia, Delaware, Washington, D.C., and Wisconsin.

Corporate & Institutional Banking provides lending, treasury management, and capital markets-related products and services to mid-sized corporations, government and not-for-profit entities, and selectively to large corporations. Lending products include secured and unsecured loans, letters of credit and equipment leases. Treasury management services include cash and investment management, receivables management, disbursement services, funds transfer services, information reporting, and global trade services. Capital markets-related products and services include foreign exchange, derivatives, loan syndications, mergers and acquisitions advisory and related services to middle-market companies, securities underwriting, and securities sales and trading. Corporate & Institutional Banking also provides commercial loan servicing, and real estate advisory and technology solutions for the commercial real estate finance industry. Corporate & Institutional Banking provides products and services generally within our primary geographic markets, with certain products and services offered nationally.

Asset Management Group includes personal wealth management for high net worth and ultra high net worth clients and institutional asset management. Wealth management products and services include financial planning, customized investment management, private banking, tailored credit solutions and trust management and administration for individuals and their families. Institutional asset management provides investment management, custody, and retirement planning services. The institutional clients include corporations, foundations and unions and charitable endowments located primarily in our geographic footprint. This segment includes the asset management businesses acquired through the National City acquisition and the legacy PNC wealth management business previously included in the Retail Banking segment.

Residential Mortgage Banking directly originates first lien residential mortgage loans on a nationwide basis with a significant presence within the retail banking footprint and also originates loans through joint venture partners. Mortgage loans represent loans collateralized by one-to-four-family residential real estate and are made to borrowers in good credit standing. These loans are typically underwritten to third party standards and sold to primary mortgage market aggregators (Fannie Mae, Freddie Mac, Ginnie Mae, Federal Home Loan Banks and third-party investors) with servicing retained. The mortgage servicing operation performs all functions related to servicing first mortgage loans for various investors. Certain loans originated through our joint ventures are serviced by a joint venture partner. In November 2009, we will end our joint venture relationship related to our legacy PNC business and will rebrand the former National City Mortgage as PNC Mortgage.

BlackRock is one of the largest publicly traded investment management firms in the world. BlackRock manages assets on behalf of institutional and individual investors worldwide through a variety of fixed income, cash management, equity and balanced and alternative investment separate accounts and funds. In addition, BlackRock provides market risk management, financial markets advisory and enterprise investment system services globally to a broad base of clients. At September 30, 2009, our share of BlackRock’s earnings was approximately 31%.

Global Investment Servicing is a leading provider of processing, technology and business intelligence services to asset managers, broker-dealers, and financial advisors worldwide. Securities services include custody, securities lending, and accounting and administration for funds registered under the Investment Company Act of 1940 and alternative investments. Investor services include transfer agency, subaccounting, banking transaction services, and distribution. Financial advisor services include managed accounts and information management. This business segment services shareholder accounts both domestically and internationally. International locations include Ireland, Poland and Luxembourg.

Distressed Assets Portfolio includes residential real estate development loans, cross-border leases, subprime residential mortgage loans, brokered home equity loans and certain other residential real estate loans. These loans require special servicing and management oversight given current market conditions. The majority of these loans are from acquisitions, primarily National City.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 12

Summary of Business Segment Earnings and Revenue (Unaudited) (a) (b)

	Three months ended					Nine months ended
In millions Earnings (Loss)	September 30 2009 (c)	June 30 2009 (c)	March 31 2009 (c)	December 31 2008	September 30 2008	September 30 2009 (c)	September 30 2008
Retail Banking	$50	$61	$50	$68	$36	$161	$260
Corporate & Institutional Banking	283	107	359	(55)	90	749	271
Asset Management Group	35	8	39	22	26	82	97
Residential Mortgage Banking	91	92	227			410
Global Investment Servicing	19	12	10	25	34	41	97
Distressed Assets Portfolio	39	155	3			197
Other, including BlackRock (b) (d) (e)	42	(228)	(158)	(306)	73	(344)	435
Total consolidated net income (loss)	$559	$207	$530	$(246)	$259	$1,296	$1,160

Revenue
Retail Banking	$1,434	$1,467	$1,441	$668	$662	$4,342	$2,063
Corporate & Institutional Banking	1,316	1,283	1,290	531	443	3,889	1,328
Asset Management Group	225	226	250	128	141	701	431
Residential Mortgage Banking	292	332	528			1,152
Global Investment Servicing (f)	198	188	190	214	237	576	702
Distressed Assets Portfolio	254	334	344			932
Other, including BlackRock (b) (d)	329	157	(172)	135	171	314	990
Total consolidated revenue	$4,048	$3,987	$3,871	$1,676	$1,654	$11,906	$5,514

(a)	Our business information is presented based on our management accounting practices and our management structure. We refine our methodologies from time to time as our management accounting practices are enhanced and our businesses and management structure change. Certain prior period amounts have been reclassified to reflect current methodologies and our current business and management structure.
(b)	We consider BlackRock to be a separate reportable business segment but have combined its results with Other for this presentation. Our third quarter 2009 Form 10-Q will include additional information regarding BlackRock.
(c)	Includes the impact of National City, which we acquired on December 31, 2008.
(d)	Includes earnings and gains or losses related to PNC’s equity interest in BlackRock, integration costs, asset and liability management activities including net securities gains or losses and certain trading activities, equity management activities, exited businesses, differences between business segment performance reporting and financial statement reporting under generally accepted accounting principles (GAAP), corporate overhead and intercompany eliminations.
(e)	The $504 million conforming provision for credit losses related to the National City acquisition was included in this business segment for the fourth quarter of 2008.
(f)	Global Investment Servicing revenue represents the sum of servicing revenue and nonoperating income (expense) less debt financing costs.

Period-end Employees	September 30 2009 (g)	June 30 2009 (g)	March 31 2009 (g)	December 31 2008 (g)	September 30 2008
Full-time employees
Retail Banking	21,644	22,102	22,468	9,304	9,160
Corporate & Institutional Banking	3,861	4,038	4,169	2,502	2,611
Asset Management Group	3,067	3,150	3,210	1,836	1,822
Residential Mortgage Banking	3,606	3,693	3,596
Global Investment Servicing	4,561	4,663	4,732	4,934	4,969
Distressed Assets Portfolio	157	131	110
Other
Operations & Technology	9,400	9,350	9,406	4,491	4,452
Staff Services and other	4,233	4,235	4,167	2,246	2,209
Total Other	13,633	13,585	13,573	6,737	6,661
Total full-time employees	50,529	51,362	51,858	25,313	25,223
Retail Banking part-time employees	4,859	5,199	5,375	2,347	2,340
Other part-time employees	1,520	1,509	1,562	561	566
Total part-time employees	6,379	6,708	6,937	2,908	2,906
Total National City legacy employees (g)				31,374
Total	56,908	58,070	58,795	59,595	28,129

The period-end employee statistics disclosed for each PNC legacy business reflect staff directly employed by the respective business and exclude operations, technology and staff services employees. Global Investment Servicing statistics are presented on a legal entity basis.

(g)	National City’s legacy employees are included in the aggregate at December 31, 2008 but are included in the individual business segments as appropriate for the 2009 periods presented.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 13

Retail Banking (Unaudited) (a)

	Three months ended					Nine months ended
Dollars in millions	September 30 2009 (b) (c)	June 30 2009 (b)	March 31 2009 (b)	December 31 2008	September 30 2008	September 30 2009 (b)	September 30 2008
INCOME STATEMENT
Net interest income	$865	$903	$921	$398	$394	$2,689	$1,196
Noninterest income
Service charges on deposits	244	237	220	98	93	701	261
Brokerage	63	62	61	39	41	186	113
Consumer services	227	227	208	105	106	662	311
Other	35	38	31	28	28	104	182
Total noninterest income	569	564	520	270	268	1,653	867
Total revenue	1,434	1,467	1,441	668	662	4,342	2,063
Provision for credit losses	313	304	304	89	133	921	299
Noninterest expense	1,040	1,065	1,053	462	463	3,158	1,327
Pretax earnings	81	98	84	117	66	263	437
Income taxes	31	37	34	49	30	102	177
Earnings	$50	$61	$50	$68	$36	$161	$260
AVERAGE BALANCE SHEET
Loans
Consumer
Home equity	$27,383	$27,496	$27,640	$13,430	$13,320	$27,505	$13,206
Indirect	3,989	4,040	4,120	2,070	2,034	4,049	2,044
Education	5,743	5,199	4,882	2,756	2,348	5,278	1,762
Credit cards	2,176	2,164	2,112	304	269	2,151	251
Other	1,778	1,726	1,858	472	473	1,787	467
Total consumer	41,069	40,625	40,612	19,032	18,444	40,770	17,730
Commercial and commercial real estate	12,166	12,550	12,755	4,927	4,991	12,488	5,063
Floor plan	1,059	1,371	1,495	995	919	1,307	992
Residential mortgage	1,995	2,114	2,252	1,914	1,996	2,120	2,067
Total loans	56,289	56,660	57,114	26,868	26,350	56,685	25,852
Goodwill and other intangible assets	5,894	5,784	5,807	5,328	5,335	5,828	5,146
Other assets	2,870	2,733	2,699	1,270	1,360	2,768	1,741
Total assets	$65,053	$65,177	$65,620	$33,466	$33,045	$65,281	$32,739
Deposits
Noninterest-bearing demand	$16,482	$16,408	$15,819	$9,075	$9,390	$16,238	$9,229
Interest-bearing demand	18,435	18,639	17,900	8,195	8,116	18,327	8,033
Money market	39,753	39,608	38,831	18,635	17,475	39,401	16,745
Total transaction deposits	74,670	74,655	72,550	35,905	34,981	73,966	34,007
Savings	6,731	6,767	6,360	2,637	2,719	6,621	2,696
Certificates of deposit	52,189	55,798	56,355	15,820	15,558	54,765	15,793
Total deposits	133,590	137,220	135,265	54,362	53,258	135,352	52,496
Other liabilities	55	38	82	306	347	58	342
Capital	8,523	8,790	8,376	3,420	3,354	8,564	3,305
Total liabilities and equity	$142,168	$146,048	$143,723	$58,088	$56,959	$143,974	$56,143
PERFORMANCE RATIOS
Return on average capital	2%	3%	2%	8%	4%	3%	11%
Noninterest income to total revenue	40	38	36	40	40	38	42
Efficiency	73	73	73	69	70	73	64

(a)	See note (a) on page 12.
(b)	Includes the impact of National City, which we acquired on December 31, 2008.
(c)	Information as of and for the three months ended September 30, 2009 reflects the impact of the required divestiture of 61 branches that was completed by early September 2009.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 14

Retail Banking (Unaudited) (Continued)

	Three months ended					Nine months ended
Dollars in millions, except as noted	September 30 2009 (a) (b)	June 30 2009 (a)	March 31 2009 (a)	December 31 2008	September 30 2008	September 30 2009 (a)	September 30 2008
OTHER INFORMATION (c)
Credit-related statistics:
Commercial nonperforming assets	$311	$246	$194	$122	$131
Consumer nonperforming assets	191	156	87	68	48
Total nonperforming assets	$502	$402	$281	$190	$179
Impaired loans (d )	$1,161	$1,266	$1,269	$1,297
Commercial lending net charge-offs	$70	$89	$86	$49	$17	$245	$90
Consumer lending net charge-offs	164	157	121	36	32	442	82
Total net charge-offs	$234	$246	$207	$85	$49	$687	$172

Commercial lending annualized net charge-off ratio	2.10%	2.56%	2.45%	3.29%	1.14%	2.37%	1.99%
Consumer lending annualized net charge-off ratio	1.51%	1.47%	1.14%	.68%	.62%	1.38%	.55%
Total annualized net charge-off ratio	1.65%	1.74%	1.47%	1.26%	.74%	1.62%	.89%
Other statistics:
ATMs	6,463	6,474	6,402	4,041	4,018
Branches (e)	2,553	2,606	2,585	1,141	1,135
Home equity portfolio credit statistics:
% of first lien positions (f)	35%	35%	35%	37%	38%
Weighted average loan-to-value ratios (f)	74%	74%	74%	73%	73%
Weighted average FICO scores (g)	727	728	727	726	726
Annualized net charge-off ratio	.97%	.80%	.34%	.58%	.54%	.70%	0.46%
Loans 90 days past due	.73%	.72%	.65%	.62%	.49%
Customer-related statistics (h):
Retail Banking checking relationships	5,040,000	5,148,000	5,134,000	2,402,000	2,400,000
Retail online banking active customers	2,682,000	2,676,000	2,636,000	1,215,000	1,193,000
Retail online bill payment active customers	753,000	744,000	726,000	379,000	364,000
Brokerage statistics:
Financial consultants (i)	655	658	658	414	402
Full service brokerage offices	42	42	43	23	23
Brokerage account assets (billions)	$30	$28	$26	$15	$16
Managed credit card loans:
Loans held in portfolio	$2,476	$2,202	$2,091	$330	$286
Loans securitized	1,654	1,824	1,824
Total managed credit card loans	$4,130	$4,026	$3,915	$330	$286
Net charge-offs:
Securitized credit card loans	$33	$37	$31			$101
Managed credit card loans	$86	$87	$80	$4	$2	$253	$7

Net charge-offs as a % of average loans (annualized):
Securitized credit card loans	6.78%	8.14%	6.89%			7.26%
Managed credit card loans	8.34%	8.79%	8.25%	5.23%	2.96%	8.46%	3.73%

(a)	Includes the impact of National City, which we acquired on December 31, 2008.
(b)	Information as of and for the three months ended September 30, 2009 reflects the impact of the required divestiture of 61 branches that was completed by early September 2009.
(c)	Presented as of period-end, except for net charge-offs and annualized net charge-off ratios, which are for the three months and nine months ended.
(d)	These are purchased impaired loans related to National City, adjusted to reflect additional loan impairments effective December 31, 2008.
(e)	Excludes certain satellite branches that provide limited products and/or services.
(f)	Includes loans from acquired portfolios for which lien position and loan-to-value information is not available.
(g)	Represents the most recent FICO scores we have on file.
(h)	Amounts for the 2009 periods presented include the impact of National City prior to application system conversions. These amounts may be refined subsequent to system conversions.
(i)	Financial consultants provide services in full service brokerage offices and PNC traditional branches.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 15

Corporate & Institutional Banking (Unaudited) (a)

	Three months ended						Nine months ended
Dollars in millions, except as noted	September 30 2009 (b)	June 30 2009 (b)	March 31 2009 (b)	December 31 2008		September 30 2008	September 30 2009 (b)	September 30 2008
INCOME STATEMENT
Net interest income	$915	$886	$1,023	$366		$325	$2,824	$957
Noninterest income
Corporate service fees	226	236	218	128		169	680	455
Other	175	161	49	37		(51)	385	(84)
Noninterest income	401	397	267	165		118	1,065	371
Total revenue	1,316	1,283	1,290	531		443	3,889	1,328
Provision for credit losses	426	649	287	381		51	1,362	194
Noninterest expense	459	467	430	237		250	1,356	707
Pretax earnings (loss)	431	167	573	(87)		142	1,171	427
Income taxes (benefit)	148	60	214	(32)		52	422	156
Earnings (loss)	$283	$107	$359	$(55)		$90	$749	$271
AVERAGE BALANCE SHEET
Loans
Corporate	$39,394	$42,771	$45,522	$21,685		$20,634	$42,540	$20,020
Commercial real estate	15,309	15,730	15,646	6,043		5,767	15,560	5,430
Commercial - real estate related	3,622	3,884	4,267	3,233		3,085	3,922	2,987
Asset-based lending	5,918	6,401	7,021	5,556		5,321	6,443	5,179
Equipment lease financing	5,260	5,380	5,554	1,586		1,515	5,397	1,447
Total loans	69,503	74,166	78,010	38,103		36,322	73,862	35,063
Goodwill and other intangible assets	3,704	3,512	3,376	3,210		3,172	3,532	3,128
Loans held for sale	1,578	1,893	1,714	1,701		1,897	1,728	2,172
Other assets	6,446	7,332	8,029	6,717		5,688	7,263	5,786
Total assets	$81,231	$86,903	$91,129	$49,731		$47,079	$86,385	$46,149
Deposits
Noninterest-bearing demand	$20,392	$18,732	$17,108	$9,138		$8,204	$18,756	$8,136
Money market	10,714	9,514	7,949	6,059		5,905	9,402	5,736
Other	8,009	7,501	7,391	3,582		3,152	7,636	2,977
Total deposits	39,115	35,747	32,448	18,779		17,261	35,794	16,849
Other liabilities	8,358	9,701	10,024	6,038		5,045	9,355	5,128
Capital	7,922	7,816	7,690	3,388		3,188	7,811	2,986
Total liabilities and equity	$55,395	$53,264	$50,162	$28,205		$25,494	$52,960	$24,963
PERFORMANCE RATIOS
Return on average capital	14%	5%	19%	(6	) %	11%	13%	12%
Noninterest income to total revenue	30	32	21	31		27	27	28
Efficiency	35	37	33	45		56	35	53
COMMERCIAL MORTGAGE
SERVICING PORTFOLIO (in billions)
Beginning of period	$269	$269	$270	$247		$248	$270	$243
Acquisitions/additions	15	11	5	28		7	31	23
Repayments/transfers	(9)	(11)	(6)	(5)		(8)	(26)	(19)
End of period	$275	$269	$269	$270		$247	$275	$247
OTHER INFORMATION
Consolidated revenue from: (c)
Treasury Management	$281	$284	$276	$152		$141	$840	$415
Capital Markets	$155	$148	$43	$76		$80	$346	$260
Commercial mortgage loans held for sale (d)	$53	$63	$22	$35		$(56)	$138	$(150)
Commercial mortgage loan servicing (e)	66	76	72	19		55	214	161
Commercial mortgage banking activities	$119	$139	$94	$54		$(1)	$352	$11
Total loans (f)	$68,352	$71,077	$75,886	$38,063		$37,395
Nonperforming assets (f)	$2,992	$2,317	$1,862	$1,173		$640
Impaired loans (f) (g)	$1,482	$1,601	$1,757	$1,816
Net charge-offs	$222	$322	$167	$116		$69	$711	$151
Net carrying amount of commercial mortgage servicing rights (f)	$897	$895	$874	$654		$698

(a)	See note (a) on page 12.
(b)	Includes the impact of National City, which we acquired on December 31, 2008.
(c)	Represents consolidated PNC amounts.
(d)	Includes valuations on commercial mortgage loans held for sale and related commitments, derivative valuations, origination fees, gains on sale of loans held for sale and net interest income on loans held for sale.
(e)	Includes net interest income and noninterest income from loan servicing and ancillary services.
(f)	Presented as of period end. Amounts at December 31, 2008 do not include the impact of National City, except purchased impaired loans.
(g)	Includes purchased impaired loans related to National City, adjusted to reflect additional loan impairments effective December 31, 2008.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 16

Asset Management Group (Unaudited) (a)

	Three months ended					Nine months ended
Dollars in millions, except as noted	September 30 2009 (b)	June 30 2009 (b)	March 31 2009 (b)	December 31 2008	September 30 2008	September 30 2009 (b)	September 30 2008
INCOME STATEMENT
Net interest income	$70	$75	$96	$35	$32	$241	$95
Noninterest income	155	151	154	93	109	460	336
Total revenue	225	226	250	128	141	701	431
Provision for credit losses	9	46	17	4		72	2
Noninterest expense	162	167	170	89	99	499	274
Pretax earnings	54	13	63	35	42	130	155
Income taxes	19	5	24	13	16	48	58
Earnings	$35	$8	$39	$22	$26	$82	$97
AVERAGE BALANCE SHEET
Loans
Consumer	$3,997	$3,936	$3,851	$2,289	$2,209	$3,929	$2,085
Commercial and commercial real estate	1,601	1,714	1,761	588	582	1,691	574
Residential mortgage	1,046	1,114	1,153	65	66	1,104	66
Total loans	6,644	6,764	6,765	2,942	2,857	6,724	2,725
Goodwill and other intangible assets	418	390	404	33	40	404	41
Other assets	219	273	288	164	193	260	189
Total assets	$7,281	$7,427	$7,457	$3,139	$3,090	$7,388	$2,955
Deposits
Noninterest-bearing demand	$993	$988	$1,260	$788	$1,039	$1,079	$882
Interest-bearing demand	1,544	1,563	1,544	728	661	1,551	691
Money market	3,154	3,217	3,330	2,123	1,942	3,233	1,765
Total transaction deposits	5,691	5,768	6,134	3,639	3,642	5,863	3,338
Certificates of deposit and other	1,013	1,088	1,289	683	746	1,129	557
Total deposits	6,704	6,856	7,423	4,322	4,388	6,992	3,895
Other liabilities	106	104	117	11	12	109	14
Capital	612	580	576	271	271	589	249
Total liabilities and equity	$7,422	$7,540	$8,116	$4,604	$4,671	$7,690	$4,158
PERFORMANCE RATIOS
Return on average capital	23%	6%	27%	32%	38%	19%	52%
Noninterest income to total revenue	69	67	62	73	77	66	78
Efficiency	72	74	68	70	70	71	64
OTHER INFORMATION
Total nonperforming assets (c)	$129	$108	$68	$5	$3
Impaired loans (c) (d)	$206	$221	$223	$225
Total net charge-offs	$9	$21	$11		$1	$41	$2

ASSETS UNDER ADMINISTRATION (in billions) (c) (e)
Assets under management
Personal	$66	$62	$59	$38	$44
Institutional	38	36	37	19	20
Total	$104	$98	$96	$57	$64
Asset Type
Equity	$47	$42	$38	$26	$34
Fixed income	34	32	32	19	18
Liquidity/Other	23	24	26	12	12
Total	$104	$98	$96	$57	$64
Nondiscretionary assets under administration
Personal	$27	$26	$26	$23	$28
Institutional	86	98	94	64	77
Total	$113	$124	$120	$87	$105
Asset Type
Equity	$51	$46	$41	$34	$43
Fixed income	22	25	25	19	25
Liquidity/Other	40	53	54	34	37
Total	$113	$124	$120	$87	$105

(a)	See note (a) on page 12. Amounts for the 2008 periods reflect the legacy PNC wealth management business previously included in Retail Banking.
(b)	Includes the impact of National City, which we acquired on December 31, 2008.
(c)	As of period-end.
(d)	These are purchased impaired loans related to National City, adjusted to reflect additional loan impairments effective December 31, 2008.
(e)	Excludes brokerage account assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 17

Residential Mortgage Banking (Unaudited) (a)

	Three months ended			Nine months ended
Dollars in millions, except as noted	September 30 2009	June 30 2009	March 31 2009	September 30 2009
INCOME STATEMENT
Net interest income	$83	$87	$91	$261
Noninterest income
Loan servicing revenue
Servicing fees	70	42	59	171
Net MSR hedging gains	60	58	202	320
Loan sales revenue	83	151	175	409
Other	(4)	(6)	1	(9)
Total noninterest income	209	245	437	891
Total revenue	292	332	528	1,152
Provision for (recoveries of) credit losses	4	8	(9)	3
Noninterest expense	141	176	173	490
Pretax earnings	147	148	364	659
Income taxes	56	56	137	249
Earnings	$91	$92	$227	$410
AVERAGE BALANCE SHEET
Portfolio loans	$2,071	$1,834	$1,430	$1,780
Loans held for sale	2,042	2,766	2,693	2,498
Mortgage servicing rights	1,443	1,343	1,164	1,318
Other assets	3,483	2,648	1,932	2,693
Total assets	$9,039	$8,591	$7,219	$8,289
Deposits and borrowings	$6,119	$5,899	$4,760	$5,598
Other liabilities	1,768	1,514	1,421	1,569
Capital	1,411	1,282	1,271	1,322
Total liabilities and equity	$9,298	$8,695	$7,452	$8,489
PERFORMANCE RATIOS
Return on average capital	26%	29%	72%	41%
Efficiency	48%	53%	33%	43%
OTHER INFORMATION
Servicing portfolio for others (in billions) (b)	$158	$161	$168
Fixed rate	88%	87%	87%
Adjustable rate/balloon	12%	13%	13%
Weighted average interest rate	5.89%	5.94%	5.99%
MSR capitalized value (in billions)	$1.3	$1.5	$1.0
MSR capitalization value (in basis points)	81	90	62
Weighted average servicing fee (in basis points)	30	30	30
Loan origination volume (in billions)	$3.6	$6.4	$6.9	$16.9
Percentage of originations represented by:
Agency and government programs	97%	98%	97%	97%
Refinance volume	59%	74%	83%	74%
Total nonperforming assets (b)	$343	$285	$267
Impaired loans (b) (c)	$412	$531	$533

(a)	See note (a) on page 12.
(b)	As of period end.
(c)	These are purchased impaired loans related to National City, adjusted to reflect additional loan impairments effective December 31, 2008.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 18

Global Investment Servicing (Unaudited) (a)

	Three months ended					Nine months ended
Dollars in millions, except as noted	September 30 2009	June 30 2009	March 31 2009	December 31 2008	September 30 2008	September 30 2009	September 30 2008
INCOME STATEMENT
Servicing revenue	$200	$199	$205	$222	$243	$604	$725
Operating expense	168	170	175	174	187	513	554
Operating income	32	29	30	48	56	91	171
Debt financing	2	3	5	8	7	10	26
Nonoperating income (b)		(8)	(10)		1	(18)	3
Pretax earnings	30	18	15	40	50	63	148
Income taxes	11	6	5	15	16	22	51
Earnings	$19	$12	$10	$25	$34	$41	$97
PERIOD-END BALANCE SHEET
Goodwill and other intangible assets	$1,289	$1,294	$1,297	$1,301	$1,306
Other assets	2,557	1,589	1,182	3,977	3,195
Total assets	$3,846	$2,883	$2,479	$5,278	$4,501
Debt financing	$770	$792	$825	$850	$885
Other liabilities	2,357	1,388	959	3,737	2,927
Shareholder’s equity	719	703	695	691	689
Total liabilities and equity	$3,846	$2,883	$2,479	$5,278	$4,501
PERFORMANCE RATIOS
Return on average equity	11%	7%	6%	14%	20%	8%	20%
Operating margin (c)	16	15	15	22	23	15	24
SERVICING STATISTICS (at period end)
Accounting/administration net fund assets (in billions) (d)
Domestic	$719	$699	$645	$764	$806
Offshore	76	75	67	75	101
Total	$795	$774	$712	$839	$907
Asset type (in billions) (d)
Money market	$318	$341	$345	$431	$387
Equity	285	249	199	227	308
Fixed income	105	107	99	103	116
Other	87	77	69	78	96
Total	$795	$774	$712	$839	$907
Custody fund assets (in billions)	$427	$399	$361	$379	$415
Shareholder accounts (in millions)
Transfer agency	12	13	13	14	17
Subaccounting	68	62	62	58	56
Total	80	75	75	72	73

(a)	See note (a) on page 12.
(b)	Net of nonoperating expense.
(c)	Total operating income divided by servicing revenue.
(d)	Includes alternative investment net assets serviced.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 19

Distressed Assets Portfolio (Unaudited) (a)

	Three months ended			Nine months ended
Dollars in millions, except as noted	September 30 2009	June 30 2009	March 31 2009	September 30 2009
INCOME STATEMENT
Net interest income	$235	$295	$331	$861
Noninterest income	19	39	13	71
Total revenue	254	334	344	932
Provision for credit losses	127	30	259	416
Noninterest expense	62	55	80	197
Pretax earnings	65	249	5	319
Income taxes	26	94	2	122
Earnings	$39	$155	$3	$197
AVERAGE BALANCE SHEET
Commercial lending:
Commercial	$136	$182	$198	$172
Commercial real estate:
Real estate projects	2,698	2,950	3,113	2,919
Commercial mortgage	117	112	93	107
Equipment lease financing	793	819	858	823
Total commercial lending	3,744	4,063	4,262	4,021
Consumer lending:
Consumer:
Home equity lines of credit	4,888	5,016	5,297	5,065
Home equity installment loans	1,877	2,052	2,553	2,159
Other consumer	12	15	10	12
Total consumer	6,777	7,083	7,860	7,236
Residential real estate:
Residential mortgage	8,744	8,983	9,231	8,985
Residential construction	1,151	1,782	1,954	1,626
Total residential real estate	9,895	10,765	11,185	10,611
Total consumer lending	16,672	17,848	19,045	17,847
Total portfolio loans	20,416	21,911	23,307	21,868
Other assets	1,910	1,867	1,509	1,764
Total assets	$22,326	$23,778	$24,816	$23,632
Deposits	$32	$49	$45	$42
Other liabilities	85	109	107	100
Capital	1,540	1,619	1,570	1,576
Total liabilities and equity	$1,657	$1,777	$1,722	$1,718
OTHER INFORMATION
Nonperforming assets (b)	$1,473	$1,391	$933
Impaired loans (b) (c)	$7,803	$8,670	$8,778
Net charge-offs	$175	$197	$51	$423
Net charge-offs as a percentage of portfolio loans (annualized)	3.40%	3.61%	.89%	2.59%

LOANS (in billions) (b)
Commercial
Residential development	$3.2	$3.6	$3.5
Cross-border leases	.8	.8	.8
Consumer
Brokered home equity	6.6	6.9	7.1
Retail mortgages	5.4	5.8	6.4
Non-prime mortgages	1.7	1.9	2.0
Residential completed construction	1.3	1.3	.9
Residential construction	.7	.9	1.5
Total	$19.7	$21.2	$22.2

(a)	See note (a) on page 12.
(b)	As of period end.
(c)	These are purchased impaired loans related to National City, adjusted to reflect additional loan impairments effective December 31, 2008.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 20

Glossary of Terms

Accounting/administration net fund assets - Net domestic and foreign fund investment assets for which we provide accounting and administration services. We do not include these assets on our Consolidated Balance Sheet.

Accretable yield - The excess of a loan’s cash flows expected to be collected over the carrying value of the loan. The accretable yield is recognized in interest income over the remaining life of the loan using the constant effective yield method.

Adjusted average total assets - Primarily comprised of total average quarterly (or annual) assets plus (less) unrealized losses (gains) on investment securities, less goodwill and certain other intangible assets (net of eligible deferred taxes).

Annualized - Adjusted to reflect a full year of activity.

Assets under management - Assets over which we have sole or shared investment authority for our customers/clients. We do not include these assets on our Consolidated Balance Sheet.

Basis point - One hundredth of a percentage point.

Charge-off - Process of removing a loan or portion of a loan from our balance sheet because it is considered uncollectible. We also record a charge-off when a loan is transferred to held for sale by reducing the loan carrying amount to the fair value of the loan.

Common shareholders’ equity to total assets - Common shareholders’ equity divided by total assets. Common shareholders’ equity equals total shareholders’ equity less the liquidation value of preferred stock.

Credit spread - The difference in yield between debt issues of similar maturity. The excess of yield attributable to credit spread is often used as a measure of relative creditworthiness, with a reduction in the credit spread reflecting an improvement in the borrower’s perceived creditworthiness.

Custody assets - Investment assets held on behalf of clients under safekeeping arrangements. We do not include these assets on our Consolidated Balance Sheet. Investment assets held in custody at other institutions on our behalf are included in the appropriate asset categories on the Consolidated Balance Sheet as if physically held by us.

Derivatives - Financial contracts whose value is derived from publicly traded securities, interest rates, currency exchange rates or market indices. Derivatives cover a wide assortment of financial contracts, including forward contracts, futures, options and swaps.

Duration of equity - An estimate of the rate sensitivity of our economic value of equity. A negative duration of equity is associated with asset sensitivity (i.e., positioned for rising interest rates), while a positive value implies liability sensitivity (i.e., positioned for declining interest rates). For example, if the duration of equity is +1.5 years, the economic value of equity declines by 1.5% for each 100 basis point increase in interest rates.

Earning assets - Assets that generate income, which include: Federal funds sold; resale agreements; trading securities; interest-earning deposits with banks; other short-term investments; loans held for sale; loans; investment securities; and certain other assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 21

Economic capital - Represents the amount of resources that a business segment should hold to guard against potentially large losses that could cause insolvency. It is based on a measurement of economic risk, as opposed to risk as defined by regulatory bodies. The economic capital measurement process involves converting a risk distribution to the capital that is required to support the risk, consistent with our target credit rating. As such, economic risk serves as a “common currency” of risk that allows us to compare different risks on a similar basis.

Effective duration - A measurement, expressed in years, that, when multiplied by a change in interest rates, would approximate the percentage change in value of on- and off- balance sheet positions.

Efficiency - Noninterest expense divided by the sum of net interest income (GAAP basis) and noninterest income.

Fair value - The price that would be received to sell an asset or the price that would be paid to transfer a liability on the measurement date using the principal or most advantageous market for the asset or liability in an orderly transaction between willing market participants.

Funds transfer pricing - A management accounting methodology designed to recognize the net interest income effects of sources and uses of funds provided by the assets and liabilities of a business segment. We assign these balances LIBOR-based funding rates at origination that represent the interest cost for us to raise/invest funds with similar maturity and repricing structures.

Futures and forward contracts - Contracts in which the buyer agrees to purchase and the seller agrees to deliver a specific financial instrument at a predetermined price or yield. May be settled either in cash or by delivery of the underlying financial instrument.

GAAP - Accounting principles generally accepted in the United States of America.

Investment securities - Collectively, securities available for sale and securities held to maturity.

Leverage ratio - Tier 1 risk-based capital divided by adjusted average total assets.

LIBOR - Acronym for London InterBank Offered Rate. LIBOR is the average interest rate charged when banks in the London wholesale money market (or interbank market) borrow unsecured funds from each other. LIBOR rates are used as a benchmark for interest rates on a global basis.

Net interest income from loans and deposits - A management accounting assessment, using funds transfer pricing methodology, of the net interest contribution from loans and deposits.

Net interest margin - Annualized taxable-equivalent net interest income divided by average earning assets.

Nondiscretionary assets under administration - Assets we hold for our customers/clients in a non-discretionary, custodial capacity. We do not include these assets on our Consolidated Balance Sheet.

Noninterest income to total revenue - Noninterest income divided by the sum of net interest income (GAAP basis) and noninterest income.

Nonperforming assets - Nonperforming assets include nonaccrual loans, troubled debt restructured loans, foreclosed assets and other assets. We do not accrue interest income on assets classified as nonperforming.

Nonperforming loans - Nonperforming loans include loans to commercial, commercial real estate, equipment lease financing, consumer, and residential mortgage customers and construction customers as well as troubled debt restructured loans. Nonperforming loans do not include loans held for sale or foreclosed and other assets. We do not accrue interest income on loans classified as nonperforming.

Notional amount - A number of currency units, shares, or other units specified in a derivatives contract.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 22

Operating leverage - The period to period dollar or percentage change in total revenue (GAAP basis) less the dollar or percentage change in noninterest expense. A positive variance indicates that revenue growth exceeded expense growth (i.e., positive operating leverage) while a negative variance implies expense growth exceeded revenue growth (i.e., negative operating leverage).

Other-than-temporary impairment (OTTI) - When the fair value of a debt security is less than its amortized cost basis, an assessment is performed to determine whether the impairment is other-than-temporary. If we intend to sell the security or more likely than not will be required to sell the security before recovery of its amortized cost basis less any current-period credit loss, an other-than-temporary impairment is considered to have occurred. In such cases, an other-than-temporary impairment is recognized in earnings equal to the entire difference between the investment’s amortized cost basis and its fair value at the balance sheet date. Further, if we do not expect to recover the entire amortized cost of the security, an other-than-temporary impairment is considered to have occurred. However, if we do not intend to sell the security and it is not more likely that we will be required to sell the security before its recovery, the other-than-temporary loss is separated into (a) the amount representing the credit loss, and (b) the amount related to all other factors. The other-than-temporary impairment related to credit losses is recognized in earnings while the amount related to all other factors is recognized in other comprehensive income, net of tax.

Pretax, pre-provision earnings - Total revenue less noninterest expense.

Purchase accounting accretion - Accretion of the discounts and premiums on acquired assets and liabilities. The purchase accounting accretion is recognized in net interest income over the weighted average life of the financial instruments using the constant effective yield method.

Purchased impaired loans - Acquired loans determined to be credit impaired. Loans are determined to be impaired if there is evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected.

Recorded investment - The initial investment of a purchased impaired loan plus interest accretion and less any cash payments and writedowns. The recorded investment excludes any valuation allowance which is included in our allowance for loan and lease losses.

Recovery - Cash proceeds received on a loan that we had previously charged off. We credit the amount received to the allowance for loan and lease losses.

Residential development loans - Project-specific loans to commercial customers for the construction or development of residential real estate including land, single family homes, condominiums and other residential properties. This would exclude loans to commercial customers where proceeds are for general corporate purposes whether or not such facilities are secured.

Residential mortgage servicing rights hedge gains / (losses), net - We have elected to measure acquired or originated residential mortgage servicing rights (MSRs) at fair value under GAAP. We employ a risk management strategy designed to protect the economic value of MSRs from changes in interest rates. This strategy utilizes securities and a portfolio of derivative instruments to hedge changes in the fair value of MSRs arising from changes in interest rates. These financial instruments are expected to have changes in fair value which are negatively correlated to the change in fair value of the MSR portfolio. Net MSR hedge gains/(losses) represent the change in the fair value of MSRs, exclusive of changes due to time decay and payoffs, combined with the change in the fair value of the associated derivative instruments.

Return on average assets - Annualized net income divided by average assets.

Return on average capital - Annualized net income divided by average capital.

Return on average common shareholders’ equity - Annualized net income less preferred stock dividends, including preferred stock discount accretion, divided by average common shareholders’ equity.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 23

Risk-weighted assets - Computed by the assignment of specific risk-weights (as defined by the Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Securitization - The process of legally transforming financial assets into securities.

Servicing rights - An intangible asset or liability created by an obligation to service assets for others. Typical servicing rights include the right to receive a fee for collecting and forwarding payments on loans and related taxes and insurance premiums held in escrow.

Taxable-equivalent interest - The interest income earned on certain assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under GAAP on the Consolidated Income Statement.

Tier 1 common capital - Tier 1 risk-based capital, less preferred equity, less trust preferred capital securities, and less noncontrolling interests.

Tier 1 common capital ratio - Tier 1 common capital divided by period-end risk-weighted assets.

Tier 1 risk-based capital - Total shareholders’ equity, plus trust preferred capital securities, plus certain noncontrolling interests that are held by others; less goodwill and certain other intangible assets (net of eligible deferred taxes relating to taxable and nontaxable combinations), less equity investments in nonfinancial companies less ineligible servicing assets and less net unrealized holding losses on available for sale equity securities. Net unrealized holding gains on available for sale equity securities, net unrealized holding gains (losses) on available for sale debt securities and net unrealized holding gains (losses) on cash flow hedge derivatives are excluded from total shareholders’ equity for Tier 1 risk-based capital purposes.

Tier 1 risk-based capital ratio - Tier 1 risk-based capital divided by period-end risk-weighted assets.

Total equity - Total shareholders’ equity less noncontrolling interests.

Total fund assets serviced - Total domestic and offshore fund investment assets for which we provide related processing services. We do not include these assets on our Consolidated Balance Sheet.

Total risk-based capital - Tier 1 risk-based capital plus qualifying subordinated debt and trust preferred securities, other noncontrolling interest not qualified as Tier 1, eligible gains on available for sale equity securities and the allowance for loan and lease losses, subject to certain limitations.

Total risk-based capital ratio - Total risk-based capital divided by period-end risk-weighted assets.

Transaction deposits - The sum of money market and interest-bearing demand deposits and demand and other noninterest-bearing deposits.

Troubled debt restructuring - A restructuring of debt whereby the lender for economic or legal reasons related to the borrower’s financial difficulties grants a concession to the borrower that it would not otherwise consider.

Yield curve - A graph showing the relationship between the yields on financial instruments or market indices of the same credit quality with different maturities. For example, a “normal” or “positive” yield curve exists when long-term bonds have higher yields than short-term bonds. A “flat” yield curve exists when yields are the same for short-term and long-term bonds. A “steep” yield curve exists when yields on long-term bonds are significantly higher than on short-term bonds. An “inverted” or “negative” yield curve exists when short-term bonds have higher yields than long-term bonds.